EXHIBIT 21

                           BALDOR ELECTRIC COMPANY AND AFFILIATES
                                AFFILIATES OF THE REGISTRANT


                               PLACE OF ORGANIZATION              NATURE OF
NAME OF AFFILIATE                 OR INCORPORATION                OWNERSHIP
-----------------              ---------------------              ---------

Baldor of Arkansas                     Arkansas                      100%

Baldor of Nevada, Inc.                 Nevada                        100%

BEC Business Trust                     Massachusetts                 100% (1)

Baldor of Texas, L.P                   Texas                         100% (2)

Baldor International, Inc.             U.S.Virgin Islands            100%

Carolina Capacitors, Inc.              South Carolina                100%

Southwestern Die Casting Co.,Inc.      Arkansas                      100%

Sweo Controls, Inc.                    Washington                    100%

Baldor Holdings, Inc.                  Delaware                      100%

Baldor de Mexico,S.A.de C.V.           Mexico                        100% (3)

Baldor ASR, AG                         Switzerland                   100% (3)

Baldor ASR GmbH fuer Antriebstechnik   Germany                       100% (3)

Baldor ASR U.K. Limited                United Kingdom                100% (3)

Baldor Italia S.R.L.                   Italy                         100% (4)

Australian Baldor Pty. Limited         Australia                      60%

Baldor Electric (Far East) PTE. Ltd.   Singapore                      60%

Baldor Electric (Thailand) Ltd.        Thailand                      100% (5)

Baldor Industrial Automation PTE.Ltd.  Singapore                     100% (5)

Baldor Electric (Indonesia) Ltd.       Indonesia                     100% (5)

(1)  100% owned by Baldor of Nevada
(2)   99% owned by BEC Business Trust (LP) and 1% owned by Baldor of
      Arkansas (GP)
(3)  100% owned by Baldor Holdings, Inc.
(4) 98% owned by Baldor Holdings, Inc., 2% owned by Baldor ASR GmbH fuer Antriebstechnik.
(5)  100% owned by Baldor Electric (Far East) PTE. Ltd.